   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2002

                                                  REGISTRATION NO. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            72-1133047
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
          (Address of principal executive offices, including zip code)

                             ----------------------

               NEWFIELD EXPLORATION AUSTRALIA EMPLOYEE SHARE PLAN
                            (Full title of the plans)

                                TERRY W. RATHERT
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          NEWFIELD EXPLORATION COMPANY
                     363 N. SAM HOUSTON PKWY E., SUITE 2020
                              HOUSTON, TEXAS 77060
                     (Name and address of agent for service)

                                 (281) 847-6000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 James H. Wilson
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                            Houston, Texas 77002-6760
                                 (713) 758-2222


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF SECURITIES            AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
        TO BE REGISTERED               REGISTERED       PER SHARE*            PRICE*              FEE
---------------------------------------------------------------------------------------------------------
Common Stock (including attached
 preferred share purchase rights)    400,000 shares       $33.40            $13,360,000        $1,229.11
=========================================================================================================

* Estimated, solely for the purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low sales prices as reported by New York Stock Exchange for the common stock on February 8, 2002.

================================================================================

                                EXPLANATORY NOTE

   This registration statement is being filed for the purpose of registering the offer and sale from time to time of up to 400,000 previously issued shares of the registrant's common stock to participants in the Newfield Exploration Australia Employee Share Plan. The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the SEC either as a part of this registration statement or as part of prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

   ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by the registrant (File No. 1-125341) with the SEC pursuant to Section 12 or 15(d) of the Securities Exchange Act are incorporated by reference and made a part of this registration statement:

      o  Annual Report on Form 10-K for the year ended December 31, 2000;

      o Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001; June 30, 2001; and September 30, 2001 and amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2001 filed on November 2, 2001;

      o Current Reports on Form 8-K filed on January 8, 2001; February 7, 2001; February 16, 2001; February 28, 2001; May 17, 2001; October 4, 2001;
         October 9, 2001; and February 8, 2002 and amended Current Report on Form 8-K filed on February 13, 2001;

      o the description of the registrant's common stock contained in the Form 8-A Registration Statement filed on November 4, 1993; and

      o the description of the registrant's preferred share purchase rights contained in the Form 8-A Registration Statement filed on February 18, 1999.

   All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this registration statement, will be deemed to be incorporated by reference herein and to be a part of this document from the date of filing of such documents until all of the securities offered pursuant to this registration statement are sold or the offering pursuant to this registration statement is terminated. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

   The consolidated financial statements incorporated in this registration statement by reference to the registrant's Current Report on Form 8-K filed with the SEC on October 5, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The consolidated financial statements of Lariat Petroleum, Inc. as of December 31, 1999 and 2000, and for the years then ended, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports.

   ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

   ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

   ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

   Article Seventh of the registrant's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), together with
Article VI of the registrant's Restated Bylaws, as amended (the "Bylaws"), provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the registrant or is a person who is or was serving or has agreed to serve at the request of the registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article VI expressly provides that it is not the exclusive method of indemnification.

   Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

   Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that the registrant may maintain insurance, at the registrant's expense, to protect the registrant and any director, officer, employee or agent of the registrant or of another entity against any expense, liability, or loss, regardless of whether the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

   Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.

      Howard H. Newman, a director of the registrant and a Managing Director and a member of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg, Pincus & Co., is indemnified by affiliates of E.M. Warburg, Pincus & Co., LLC and Warburg, Pincus & Co. against certain liabilities that he may incur as a result of his serving as a director of the registrant.

      Thomas G. Ricks, a director of the registrant, served as President and Chief Executive Officer of the University of Texas Investment Management Company ("UTIMCO") until April 24, 2001. Mr. Ricks is indemnified by UTIMCO against certain liabilities that he may incur as a result of his serving as a director of the registrant while he was employed by UTIMCO.

   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable

   ITEM 8. EXHIBITS.

      Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the SEC, each of the following exhibits is filed herewith:

      4.1.1 Second Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-125341))

      4.1.2 Certificate of Amendment to Second Restated Certificate of Incorporation of the registrant dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-32582))

      4.1.3 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.5 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-125341))

      4.2 Restated Bylaws of the registrant as amended by Amendment No. 1 thereto adopted January 1, 2000 (incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form-10-K for the year ended December 31, 1999 (File No. 1-125341))

      4.3 Rights Agreement, dated as of February 12, 1999, between the registrant and ChaseMellon Shareholder Services L.L.C. as Rights Agent, specifying the terms of the Rights to Purchase Series A Junior Participating Preferred Stock of the registrant (incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form 8-A filed with the SEC on February 18, 1999 (File No. 1-125341))

      23.1  Consent of PricewaterhouseCoopers LLP

      23.2  Consent of Arthur Andersen LLP

      24.1 Powers of Attorney (included on the signature pages to this registration statement)

                                  UNDERTAKINGS

   The undersigned registrant hereby undertakes:

      (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

   provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

      (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (d) that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (e) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of February, 2002.



                                    By:   /s/ TERRY W. RATHERT
                                       ----------------------------------------
                                          Terry W. Rathert
                                          Vice President and Chief
                                          Financial Officer


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Rathert, Brian L. Rickmers and C. William Austin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of February, 2002.

           SIGNATURE                                  TITLE
           ---------                                  -----
      /s/ David A. Trice                 President and Chief Executive Officer
------------------------------------     and Director
      David A. Trice                     (Principal Executive Officer)


      /s/ Terry W. Rathert               Vice President and Chief Financial
------------------------------------     Officer
      Terry W. Rathert                   (Principal Financial Officer)


      /s/ Brian L. Rickmers              Controller
------------------------------------     (Principal Accounting Officer)
      Brian L. Rickmers


      /s/ Joe B. Foster                  Director
------------------------------------
      Joe B. Foster


      /s/ Philip J. Burguieres           Director
------------------------------------
      Philip J. Burguieres


      /s/ Charles W. Duncan              Director
------------------------------------
      Charles W. Duncan


      /s/ Claire S. Farley               Director
------------------------------------
      Claire S. Farley


      /s/ Randy A. Foutch                  Director
------------------------------------
      Randy A. Foutch


      /s/ Dennis R. Hendrix                Director
------------------------------------
      Dennis R. Hendrix


      /s/ Terry Huffington                 Director
------------------------------------
      Terry Huffington

                                           Director
------------------------------------
      Howard H. Newman


      /s/ Thomas G. Ricks                  Director
------------------------------------
      Thomas G. Ricks


      /s/ C.E. Shultz                      Director
------------------------------------
      C.E. Shultz


                                INDEX TO EXHIBITS


      4.1.1 Second Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-125341))

      4.1.2 Certificate of Amendment to Second Restated Certificate of Incorporation of the registrant dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-32582))

      4.1.3 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.5 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-125341))

      4.2 Restated Bylaws of the registrant as amended by Amendment No. 1 thereto adopted January 1, 2000 (incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form-10-K for the year ended December 31, 1999 (File No. 1-125341))

      4.3 Rights Agreement, dated as of February 12, 1999, between the registrant and ChaseMellon Shareholder Services L.L.C. as Rights Agent, specifying the terms of the Rights to Purchase Series A Junior Participating Preferred Stock of the registrant (incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form 8-A filed with the SEC on February 18, 1999 (File No. 1-125341))

      23.1  Consent of PricewaterhouseCoopers LLP

      23.2  Consent of Arthur Andersen LLP

      24.1 Powers of Attorney (included on the signature pages to this registration statement)